Execution Version

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of March 27, 2020 (“Effective Date”), is by and among Patterson-UTI Energy, Inc., a Delaware corporation (“Borrower”), the Lenders party hereto (as defined below), and Wells Fargo Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, as the issuer of letters of credit under the Credit Agreement referred to below (in such capacity, an “L/C Issuer”), and as  the swing line lender under the Credit Agreement referred to below (in such capacity, the “Swing Line Lender”).

RECITALS

A.Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of March 27, 2018, among the Borrower, the Administrative Agent, each L/C Issuer, the Swing Line Lender and the financial institutions party thereto from time to time as lenders (the “Lenders”), as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement dated as of March 26, 2019 (as so amended and as may be further amended, modified or supplemented from time to time, the “Credit Agreement”).

B.	Pursuant to Section 2.17 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to request an extension of the Maturity Date.
C.	The Lenders party hereto have agreed to extend the Maturity Date of their respective Commitments as more particularly set forth herein.
D.	The Borrower has requested that the Lenders and L/C Issuer make certain amendments to the Credit Agreement, subject to the terms and conditions set forth herein.

Now Therefore, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Defined Terms; Interpretation and Provisions.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Each term defined in the Credit Agreement, as amended hereby, and used herein without definition shall have the respective meaning assigned to such term in the Credit Agreement, as amended hereby, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” means “including, without limitation”.  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2.Consent to Extension of Maturity Date.  Upon the effectiveness of this Agreement pursuant to Section 5 below, the Maturity Date of the Commitments of the Lenders who have severally agreed to extend their respective Commitments (each an “Extending Lender” and, collectively, the “Extending Lenders”) is hereby extended to March 27, 2025, as set forth on Schedule 2.01 hereto, which shall constitute an amendment and restatement of Schedule 2.01 to the Credit Agreement. The Maturity Date with respect to the Commitments of each other Lender, if any, shall remain unchanged as set forth on such amended and restated Schedule 2.01 to the Credit Agreement.  The extension of the Maturity Date by the Extending Lenders on the Effective Date as set forth in this Section 2 shall be deemed to constitute an exercise of the Borrower’s right to request an extension pursuant to Section 2.17 of the Credit Agreement and the effective date of such extension of the Maturity Date shall be deemed to be the Effective Date; provided that, for the avoidance of doubt, one additional one-year extension shall be permitted pursuant to the Credit Agreement after the Effective Date.  The requirements of Section 2.17 of the Credit Agreement with respect to notices and timing are hereby waived by all parties hereto with respect to the extension described in this Section 2.

Section 3.Amendments to Credit Agreement.

(a)Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order:

“Amendment No. 2” means that certain Amendment No. 2 to Amended and Restated Credit Agreement dated as of March 27, 2020, by and among the Borrower, the Lenders party thereto, and the Administrative Agent.

“Benchmark Replacement Adjustment” means, with respect to any replacement of Eurodollar Rate with an Unadjusted Replacement Rate for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of Eurodollar Rate with the applicable Unadjusted Replacement Rate by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of Eurodollar Rate with the applicable Unadjusted Replacement Rate for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Replacement Rate, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Replacement Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of a Replacement Rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to Eurodollar Rate:

(a)  in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of Eurodollar Rate permanently or indefinitely ceases to provide Eurodollar Rate; and

(b)  in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to Eurodollar Rate:

(a)  a public statement or publication of information by or on behalf of the administrator of Eurodollar Rate announcing that such administrator has ceased or will cease to provide Eurodollar Rate, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide Eurodollar Rate;

(b)  a public statement or publication of information by the regulatory supervisor for the administrator of Eurodollar Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for Eurodollar Rate, a resolution authority with jurisdiction over the administrator for Eurodollar Rate or a court or an entity with similar insolvency or resolution authority over the administrator for Eurodollar Rate, which states that the administrator of Eurodollar Rate has ceased or will cease to provide Eurodollar Rate permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide Eurodollar Rate; or

(c)  a public statement or publication of information by the regulatory supervisor for the administrator of Eurodollar Rate announcing that Eurodollar Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Eurodollar Rate and solely to the extent that Eurodollar Rate has not been replaced with a Replacement Rate, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Replacement Rate has replaced Eurodollar Rate for all purposes hereunder in accordance with Section 3.03(b) and (b) ending at the time that a Replacement Rate has replaced Eurodollar Rate for all purposes hereunder pursuant to Section 3.03(b).

“Covered Party” has the meaning assigned to such term in Section 10.21(a).

“Early Opt-in Election” means the occurrence of:

(a)(i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.03(b) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace Eurodollar Rate, and

(b)(i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“QFC Credit Support” has the meaning assigned to such term in Section 10.21.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Supported QFC” has the meaning assigned to such term in Section 10.21.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Replacement Rate” means the Replacement Rate excluding the Benchmark Replacement Adjustment.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 10.21.

(b)Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by replacing the defined terms “Eurodollar Rate”, “Maturity Date”, and “Replacement Rate” in their entirety with the following corresponding terms:

“Eurodollar Rate” means, subject to the implementation of a Replacement Rate in accordance with Section 3.03(b), (a) for any interest rate calculation with respect to a Eurodollar Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period; provided that, if, for any reason, such rate is not so published then “Eurodollar Rate” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; and (b) for any interest rate calculation with respect to a Daily One Month LIBOR only, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to one month (commencing on the date that is two Business Days after the date of determination) as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a

Business Day, then the immediately preceding Business Day; provided that, if, for any reason, such rate is not so published then “Daily One Month LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.  Each calculation by the Administrative Agent of Eurodollar Rate or Daily One Month LIBOR shall be conclusive and binding for all purposes, absent manifest error.  Notwithstanding the foregoing, (x) neither the Eurodollar Rate nor the Daily One Month LIBOR (including, without limitation, any Replacement Rate with respect thereto) shall for any purpose be less than 0% and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 3.03(b), in the event that a Replacement Rate with respect to Eurodollar Rate is implemented, then all references herein to the Eurodollar Rate shall be deemed references to such Replacement Rate (including the corresponding rate that would apply for the Daily One Month LIBOR determination).

“Maturity Date” means the earlier of (a)(i) with respect to the Lenders who did not extend their respective Commitments pursuant to Amendment No. 2, March 27, 2024 and (ii) with respect to the Lenders who extended their respective Commitments pursuant to Amendment No. 2, March 27, 2025, in each case as such day may be extended pursuant to Section 2.17, and (b) the earlier termination in whole of the Commitments pursuant to Section 2.06(a) or Section 8.02.

“Replacement Rate” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to Eurodollar Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Replacement Rate as so determined would be less than zero, the Replacement Rate will be deemed to be zero for the purposes of this Agreement.

(c)Article 1 (Definitions and Accounting Terms) of the Credit Agreement is amended by (i) restating Section 1.09 in its entirety and (ii) adding new Section 1.10, in each case as follows:

1.09Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any rate that is an alternative or replacement for or successor to any such rate (including, without limitation, any Replacement Rate) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes.

1.10Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

(d)Section 3.03(b) (Alternative Rate of Interest) of the Credit Agreement is hereby amended and restated as follows:

(b)Effect of Benchmark Transition Event.

(i)Replacement Rate. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace Eurodollar Rate with a Replacement Rate. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of Eurodollar Rate with a Replacement Rate pursuant to this Section 3.03(b) will occur prior to the applicable Benchmark Transition Start Date.

(ii)Benchmark Replacement Conforming Changes. In connection with the implementation of a Replacement Rate, the Administrative Agent will have the right, in consultation with the Borrower, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Replacement Rate, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.03(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(b).

(iv)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Rate Loan of, conversion to or continuation of Eurodollar Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of the Base Rate based upon Eurodollar Rate will not be used in any determination of the Base Rate.

(e)Article 10 of the Credit Agreement is hereby amended by adding new Section 10.21 as follows:

10.21Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

(f)Schedule 2.01 (Commitments and Applicable Percentages) of the Credit Agreement is hereby replaced in its entirety with Schedule 2.01 hereto.

Section 4.Borrower’s Representations and Warranties.  The Borrower acknowledges, represents, warrants and agrees that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Loan Documents are true and correct in all material respects on and as of the Effective Date and on the date hereof as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date (except that any such representation and warranty that is qualified by materiality is true and correct in all respects as of the applicable date), and except that for purposes herein, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01 of the Credit Agreement; (b) the execution, delivery and performance of this Agreement are within the limited liability company or corporate power and authority of the Borrower and have been duly authorized by appropriate limited liability company and corporate action and proceedings; (c) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity, and no portion of the Obligations are subject to avoidance, subordination, recharacterization, recovery, attack, offset, counterclaim, or defense of any kind; (d) there are no governmental or other third party consents, licenses and approvals required to be made or obtained by it in connection with its execution, delivery, performance, validity and enforceability of this Agreement; (e) no Defaults or Events of Default shall have occurred and be continuing; and (f) since the date of the financial statements most recently delivered pursuant to Section 6.01(a) of the Credit Agreement, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.Conditions to Effectiveness.  This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent on or before the Effective Date:

(a)the receipt by the Administrative Agent of original counterparts of this Agreement executed and delivered by duly authorized officers of the Borrower, the Administrative Agent, and Extending Lenders constituting Required Lenders;

(b)the receipt by the Administrative Agent of a certificate of the Borrower signed by a Responsible Officer of the Borrower certifying that (i) the extension of the Maturity Date set forth in Section 2 is within the Borrower’s corporate authority and has been duly authorized by appropriate governing action and proceedings and (ii) before and after giving effect to such extension, (A) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Effective Date and on the date hereof as if made on as and as of such date (except to the extent that such representation and warranty is qualified by materiality, in which case they shall have been true and correct in all respects), except to the extent that such representations and warranties expressly relate solely to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and except that for purposes herein, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01 of the Credit Agreement, and (B) no Defaults or Events of Default shall have occurred and be continuing;

(c)the receipt by the Administrative Agent of the fee letter dated as of February 18, 2020 among the Borrower, the Administrative Agent and Wells Fargo Securities, LLC (the “Amendment No. 2 Fee Letter”), and the payment in full of all fees required to be paid by the Amendment No. 2 Fee Letter as of or on the Effective Date;

(d)evidence satisfactory to the Administrative Agent of the payment in full by the Borrower of all the fees and expenses required to be paid as of or on the Effective Date by Section 10.04 of the Credit Agreement or any other provision of a Loan Document to the extent invoiced prior to the Effective Date; and

(e)a customary opinion of Gibson, Dunn & Crutcher, LLP, counsel to the Borrower, addressed to the Administrative Agent and each Lender, as to the enforceability of this Agreement and the other matters reasonably requested by the Administrative Agent.

Section 6.Acknowledgments and Agreements.

(a)The Borrower acknowledges that on the date hereof and after giving effect to this Agreement, all outstanding Obligations are payable in accordance with their terms and the Borrower waives any defense, offset, counterclaim or recoupment with respect thereto.  The Administrative Agent, each L/C Issuer, the Swing Line Lender and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents.  Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent, each L/C Issuer or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, each L/C Issuer, the Swing Line Lender or any Lender to collect the full amounts owing to them under the Loan Documents.

(b)The Borrower, the Administrative Agent, each L/C Issuer, Swing Line Lender and each Lender does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower acknowledges and agree that its liabilities and obligations under the Credit Agreement, as amended hereby are not impaired in any respect by this Agreement.

(c)From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean the Credit Agreement and such Loan Documents as amended by this Agreement.

(d)This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.

Section 7.Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile signature or other electronic imaging means, and all such signatures shall be effective as originals.

Section 8.Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 9.Severability.  In case one or more provisions of this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any respect under any applicable Legal Requirement, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

Section 10.Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York; provided that, the Administrative Agent, each L/C Issuer, the Swing Line Lender and each Lender shall retain all rights arising under applicable federal law.

Section 11.ENTIRE AGREEMENT.  THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized effective as of the Effective Date.

BORROWER:

PATTERSON-UTI ENERGY, INC.

By: /s/ C. Andrew Smith
Name: C. Andrew Smith
Title: Executive Vice President and Chief Financial Officer

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

ADMINISTRATIVE AGENT/LENDER/L/C ISSUER/SWING LINE LENDER/LENDERS:

WELLS FARGO BANK, N.A.,
as the Administrative Agent, a Lender, an L/C Issuer and Swing Line Lender

By: /s/ Shannon Cunningham

Name:  Shannon Cunningham

Title:   Director

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH,

as a Lender and an L/C Issuer

By: /s/ Scott Nickel

Name: Scott Nickel

Title: Director

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

U.S. BANK NATIONAL ASSOCIATION,

as a Lender and an L/C Issuer

By: /s/ Patrick Jeffrey

Name:  Patrick Jeffrey

Title: Vice President

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

ROYAL BANK OF CANADA,

as a Lender

By: /s/ Kristan Spivey

Name: Kristan Spivey

Title:   Authorized Signatory

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

BANK OF AMERICA, N.A.,

as a Lender

By:

Name:

Title:

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

GOLDMAN SACHS BANK USA,

as a Lender

By: /s/ Jacob Elder

Name:  Jacob Elder

Title:  Authorized Signatory

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

BOKF, NA DBA BANK OF TEXAS,

as a Lender

By: /s/ Marian Livingston

Name:  Marian Livingston

Title:   Senior Vice President

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

COMERICA BANK,

as a Lender

By: /s/ Chad Lamb

Name:  Chad Lamb

Title:   Relationship Manager - AVP

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

HSBC BANK USA, NATIONAL ASSOCIATION,

as a Lender

By: /s/ Ryan Whaley

Name:  Ryan Whaley

Title:  Senior Vice President ‘22811’

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

ZIONS BANCORPORATION, N.A. dba AMEGY BANK,

as a Lender

By: /s/ Michael Threadgill

Name:  Michael Threadgill

Title:  Vice President

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Commitment	Initial Applicable Percentage	Maturity Date
Wells Fargo Bank, National Association	$98,333,333.34	16.388888890%	March 27, 2025
The Bank of Nova Scotia, Houston Branch	$98,333,333.33	16.388888888%	March 27, 2025
U.S. Bank National Association	$98,333,333.33	16.388888888%	March 27, 2025
Royal Bank of Canada	$75,000,000.00	12.500000000%	March 27, 2025
Bank of America, N.A.	$50,000,000.00	8.333333333%	March 27, 2024
Goldman Sachs Bank USA	$50,000,000.00	8.333333333%	March 27, 2025
BOKF, NA dba Bank of Texas	$35,000,000.00	5.833333333%	March 27, 2025
Comerica Bank	$35,000,000.00	5.833333333%	March 27, 2025
HSBC Bank USA, National Association	$35,000,000.00	5.833333333%	March 27, 2025
Zions Bancorporation, N.A. dba Amegy Bank	$25,000,000.00	4.166666667%	March 27, 2025
Total	$600,000,000.00	100.000000000%	---